UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

 Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ARMOUR RESIDENTIAL REIT, INC.
 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ARMOUR RESIDENTIAL REIT, INC.
3001 Ocean Drive
Suite 201
Vero Beach, Florida 32963
Telephone (772) 617-4340

April 10, 2013

Dear Stockholder:

We previously mailed you information relative to the Annual Meeting of Stockholders of ARMOUR Residential REIT, Inc. to be held on May 1, 2013.

According to our latest records, we have not yet received your vote.  The Annual Meeting is now only a short time away.  It is important that you sign and return your Voting Instruction Form today in order to make sure that your shares will be voted at the meeting in accordance with your desires.  If you hold your shares in the name of a brokerage firm, your broker cannot vote your shares on certain proposals unless they receive your specific instructions.

Your board of directors recommends that you vote FOR proposals 1, 2 and 3.

In the event that your proxy materials have been misplaced, we are enclosing a duplicate Voting Instruction Form and return envelope.

Please sign and date the enclosed Voting Instruction Form (or follow the telephone & internet instructions) today.  In the event that two Voting Instructions Forms are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior proxies.

Thank you for your cooperation and continued support.

Sincerely,

Scott J. Ulm
Co-Chief Executive Officer and Co-Vice Chairman

3001 Ocean Drive, Suite 201 Vero Beach, FL 32963
Office - 772-617-4340     Fax - 561-348-2408